Exhibit 4.12

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE, dated as of August 30, 2013 (the “Seventh Supplemental Indenture”), by and among Bausch & Lomb Holdings Incorporated (“BLH”), Bausch & Lomb Incorporated (“BLI”), Valeant Pharmaceuticals International, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

WHEREAS, each of the Company, Valeant Pharmaceuticals International, Inc. (“Parent”), the indirect parent of the Company, and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an Indenture, dated as of March 8, 2011 (the “Indenture”), providing for the issuance of 6.50% Senior Notes due 2016 and 7.25% Senior Notes due 2022 (collectively, the “Securities”);

WHEREAS, BLH desires to provide a full and unconditional guarantee (the “BLH Guarantee”) of the obligations of the Company under the Securities and the Indenture on the terms and conditions set forth herein;

WHEREAS, BLI desires to provide a full and unconditional guarantee (together with the BLH Guarantee, the “Guarantee”) of the obligations of the Company under the Securities and the Indenture on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Trustee, BLH and BLI are authorized to execute and deliver this Seventh Supplemental Indenture; and

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to the Seventh Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.           Definitions.  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.

2.           Guarantee.  BLH and BLI hereby agree, jointly and severally, to provide a full and unconditional guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including, but not limited to, Article 10 thereof.

3.           Effectiveness of Seventh Supplemental Indenture.  This Seventh Supplemental Indenture shall become effective upon the execution and delivery of this Seventh Supplemental Indenture by the Company, BLH, BLI and the Trustee.

4.           Indenture Remains in Full Force and Effect.  This Seventh Supplemental Indenture shall form a part of the Indenture for all purposes and, except as supplemented or amended hereby, all other provisions in the Indenture and the Securities, to the extent not inconsistent with the terms and provisions of this Seventh Supplemental Indenture, shall remain in full force and effect.

5.           No Recourse Against Others.  No stockholder, officer, director or incorporator, as such, past, present or future of BLH or BLI shall have any personal liability under this Guarantee, the Securities, the Indenture or this Seventh Supplemental Indenture by reason of his, her or its status as such stockholder, officer, director or incorporator.

6.           Headings.  The headings of the Articles and Sections of this Seventh Supplemental Indenture are inserted for convenience of reference and shall not be deemed a part thereof.

7.           Counterparts.  This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

8.           Governing Law.  This Seventh Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

9.           Trustee Disclaimer.  The Trustee is not responsible for the validity or sufficiency of this Seventh Supplemental Indenture nor for the recitals herein.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first written above.

Company:	VALEANT PHARMACEUTICALS INTERNATIONAL

	By:	/s/ Howard B. Schiller
		Name:	Howard B. Schiller
		Title:	Executive Vice President and Chief Financial Officer

BLH:	BAUSCH & LOMB HOLDINGS INCORPORATED

	By:	/s/ Howard B. Schiller
		Name:	Howard B. Schiller
		Title:	Vice President, Treasurer

BLI:	BAUSCH & LOMB INCORPORATED

	By:	/s/ Howard B. Schiller
		Name:	Howard B. Schiller
		Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Seventh Supplemental Indenture to March Indenture]

Trustee:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

	By:	/s/ Teresa Petta
		Name:	Teresa Petta
		Title:	Authorized Signatory

[Signature Page to Seventh Supplemental Indenture to March Indenture]